SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 19, 2003
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:    OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 15, 2003, CACI International Inc announced that it had completed the purchase of substantially all of the assets of Premier Technology Group, Inc. ("PTG"), an information technology company providing professional services to clients in the Department of Defense and the intelligence community.

A copy of the Registrant's press release regarding its acquisition of the PTG assets is attached as Exhibit 99 to this current report on Form 8-K.

EXHIBITS

Exhibit Number

99	Press Release dated May 15, 2003, announcing completion of the acquisition of substantially all of the assets of Premier Technology Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary